Sheet1

MuniYield California Insured Fund, Inc.
File Number: 811-6645
CIK Number: 887126
For the Period Ending: 10/31/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the twelve months ended October 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/30/2001	$1,200	Cal Hsg Fin Agy Rev/Dly	5.00%	02/01/2026
06/01/2001	2,900	Cal Hsg Fin Agy Rev/Dly	5.00	02/01/2026

Last Updated on 12/28/2001
By Karen Lang